UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 7, 2010

Commission file number 1-32169

ATLAS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0404430
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 1.01.       Entry Into a Material Definitive Agreement.

On December 7, 2010, Atlas Energy, Inc. (“Atlas Energy”), Chevron Corporation (“Chevron”), and Arkhan Corporation, an indirect wholly owned subsidiary of Chevron (“Merger Sub”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 8, 2010, by and among Atlas Energy, Chevron and Merger Sub.  Pursuant to the Merger Agreement, among other things, subject to the terms and conditions thereof, Merger Sub will merge with Atlas Energy and Atlas Energy will become an indirect wholly owned subsidiary of Chevron (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, shares of Atlas Energy common stock will be converted into the right to receive $38.25 in cash (the “Merger Consideration”).  In addition, immediately prior to the Merger, holders of Atlas Energy common stock will receive a pro rata distribution of all common units of Atlas Pipeline Holdings, L.P. (“AHD”) that are owned by Atlas Energy (the “AHD Distribution”).

The Amendment makes certain technical changes to the provisions of the Merger Agreement relating to the adjustment of Atlas Energy stock options and other equity awards to account for the value of AHD common units distributed in the AHD Distribution.  The Amendment also provides that all shares of Atlas Energy common stock owned by Atlas Energy or its wholly owned subsidiaries will be retired prior to the record time for the AHD Distribution, and that such retired shares will not entitle the holder thereof to receive the Merger Consideration or any AHD common units in the AHD Distribution.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)        Exhibits.

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, by and among Chevron Corporation, Arkhan Corporation, and Atlas Energy Inc., dated December 7, 2010.

*              *              *

Important Additional Information About this Transaction

Atlas Energy intends to file a proxy statement with the U.S. Securities and Exchange Commission in connection with the proposed merger of Atlas Energy and a wholly owned subsidiary of Chevron Corporation.  Stockholders of Atlas Energy are urged to read the proxy statement when it becomes available, because it will contain important information.  Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Atlas Energy and the merger, when available, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov).  In addition, copies of the proxy statement and other filings containing information about Atlas Energy and the proposed merger can be obtained, when available without charge, by directing a request to Atlas Energy, Attention:  Investor Relations, Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, by phone at (412) 262-2830, or on Atlas Energy’s Internet site at www.atlasenergy.com.

Atlas Energy and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the proposed merger.  In addition, because Atlas Energy controls the general partnership interest in AHD, which itself controls the general partnership interest in Atlas Pipeline Partners, L.P. (“APL”), directors and executive officers and other members of management and employees of AHD, APL and their respective general partner may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the proposed merger.  You can find information about Atlas Energy’s executive officers and directors in Atlas Energy’s definitive annual proxy statement filed with the SEC on April 13, 2010, information about the executive officers and directors of the general partner of AHD in the annual report on Form 10-K for AHD filed with the SEC on March 5, 2010, and information about the executive officers and directors of the general partner of APL in the annual report on Form 10-K for APL filed with the SEC on March 5, 2010.  You can obtain free copies of Atlas Energy’s annual proxy statement, and Atlas Energy’s proxy statement in connection with the merger (when it becomes available), by contacting Atlas Energy’s investor relations department.  You can obtain free copies of AHD’s annual report and APL’s annual report by contacting the investor relations department of AHD and APL, respectively.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS ENERGY, INC.

Date: December 8, 2010	By:	/s/ Jonathan Z. Cohen
	Name:	Jonathan Z. Cohen
	Title:	Vice Chairman

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, by and among Chevron Corporation, Arkhan Corporation, and Atlas Energy Inc., dated December 7, 2010.